1 Fellow Shareholders, July 31, 2025 The company made progress in Q2 on all fronts: We launched our AI-1TM product platform, hit key milestones with strategic customers, and launched a warrant dividend to simultaneously reward our shareholders and fund our growth. Fab2 in Malaysia has manufactured its first AI-1 batteries on our high-volume manufacturing (HVM) equipment. With our products sampling to two major smartphone OEMs, a leading smart eyewear company and four additional strategic IoT customers, we are truly moving into our commercial phase. Highlights Revenue growth and margin expansion: We delivered Q2 revenue of $7.5 million—above our guidance range and up 98% year-over-year—driven by strong demand for our products. Our non-GAAP gross margin reached 31%, reflecting the higher margin of our defense product sales from our Korean facility, whose potential is exceeding our expectations in the post-tariff world. AI-1 Platform Launch: We launched the AI-1TM platform, a core battery architecture, which employs advanced materials, micron-level design rules, and fully automated manufacturing processes that can be adapted rapidly into multiple product variants to serve different customers and end markets. As the leading AI-1 product, we produced the first smartphone battery achieving energy density of more than 900 Wh/L that simultaneously meets all the demanding cell phone customer requirements, including fast charging at 3C rates and a projected cycle life of 1,000-cycles based upon tests in our Malaysian factory. AI-1 Cell Phone Lead Products: We delivered samples of AI-1 smartphone batteries to our lead OEM customer to support their formal product qualification. Upon successful completion, we expect initial purchase orders. In July, we also began shipping samples to our second top-tier smartphone OEM customer. The reception to the AI-1 launch has been highly encouraging, and we expect to begin sampling additional leading OEMs in the coming months. AI-1 in Smart Eyewear. Wearing an electronic device on your head requires that it has a physically small battery, but the AI requirements demand a lot of power—hence, high energy density in a small package. Our marquee customer bought increased quantities of AI-1 AR batteries in July and began validation testing after its initial safety testing was successfully completed. AI-1 in AI Processors: We also shipped samples of our AI-1 AR battery to the leading processor OEMs in the AI market. These engagements are central to our reference design strategy—to partner

2 with leading suppliers in an emerging space, establish Enovix AI-1 batteries as the baseline design for hardware platforms, and enable broader adoption across multiple OEMs. Industrial Handheld Devices Customer Agreement: We signed an agreement with a top-tier industrial handheld systems manufacturer to expand our business into adjacent market segments—such as logistics, retail, and field services—where tariff-safe, high-energy batteries have strong demand for design ins. Defense and industrial engagements continued to expand, particularly in Asia, where the Korean asset acquisition added important capacity and capabilities—at a bargain price. In the U.S., our team secured a second marquee defense customer for initial sampling of our Korean products. Manufacturing Readiness: Our team made strong progress in Q2 by accelerating customer qualification efforts and reducing custom product development timelines by approximately 50%. We also completed our UN38.3 (airline safety) certification for our first AI-1 smartphone battery, an important milestone required for mass shipments. To support anticipated demand growth, we have also begun procuring long-lead components for our second HVM line. (Video.) Warrant Dividend: In July, we issued a special shareholder warrant rewarding our shareholders while providing the company with the opportunity to raise up to $255 million in additional capital. The Battery is Becoming the Bottleneck. The AI-1 platform launch is a major corporate milestone, marking our progression from innovation to commercialization. Today’s next-generation smartphones require both significantly higher energy storage and power capacity to perform AI functions locally—and battery performance is becoming critical in the era of the 100-billion-plus transistor AI chip. AI-1™ is our Artificial Intelligence Class™ battery platform, a core battery architecture, defined by advanced materials, micron-level design rules, and a fully automated manufacturing processes that can be adapted into multiple product variants to serve different customers and end markets. From this platform, we are able to deliver market and customer-specific products optimized for different target markets such as smartphones, IoT and computing devices. Recently, smartphone OEMs are realizing the growing mismatch between what today’s batteries can deliver and what next-generation, AI-enabled devices require—especially in terms of energy density, fast charging, and form factor. As a result, we are seeing smartphone OEMs increasing the importance placed on batteries in their products. Battery cost as a percentage of the bill of materials is rising as OEMs increase battery capacity to meet AI demands.

We recently witnessed the introduction into the market of an 8,300mAh+ smartphone battery in a $200 to $300 smartphone. The previous year's model was 6,600mAH—a 25% increase in capacity. In the coming years, we believe battery capacities will grow to over 10,000mAh while maintaining similar physical dimensions—driving demand for higher energy density. With our leadership in energy density—and new manufacturing plant that can deliver it in volume, we believe AI-1 is arriving at the right time to break this bottleneck.

Korea. We began integrating the manufacturing assets acquired in Q2'25. We are pleased with the speed of integration and the ability of the newly acquired coating equipment to support the Fab2 ramp internally with production anode and cathode roll product—105mm-wide, 500-meter-long sheets of copper and aluminum foil with our latest anode (silicon) and cathode (cobalt oxide) materials applied to them in precise thickness. This strategic new anode and cathode capability will enhance battery performance, reduce cost and enable us to prototype new materials in 7 weeks instead of 20 weeks.

Financials are improving and beat street estimates for the fifth consecutive quarter.

Enovix Corporation
Summary Consolidated Statements of Operations
(Unaudited) (In Thousands, except %GM)

	GAAP		Non-GAAP[7]	
	Q2 2025	Q2 2024	Q2 2025	Q2 2024
Revenue	$ 7,468	$ 3,768	$ 7,468	$ 3,768
Gross profit (loss)	1,942	(655)	2,298	(560)
Gross Margin	26 %	(17)%	31 %	(15)%
Operating expenses	45,675	88,095	28,810	30,400
Loss from operations	(43,733)	(88,750)	(26,512)	(30,960)
Cash balances[1]	203,412	249,929	203,412	249,929
Non-GAAP reconciling items on loss:				
Stock-based compensation expense[2]	$ 14,122	$ 17,932		
Amortization of intangible assets[3]	1,188	1,189		
Legal cost related to shareholder lawsuit[4]	1,247	523		
Acquisition cost[5]	664	—		
Restructuring cost[6]	—	38,146		
Total non-GAAP reconciling items on loss:	$ 17,221	$ 57,790		

(1) Cash, cash equivalents, and marketable securities.
(2) $1.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter ended June 30, 2024.
(3) Reflects the amortization of intangible assets attributable to our acquisitions.
(4) Reflects litigation expenses related to the defense of an ongoing securities class action complaint.
(5) Reflects the costs associated with the asset acquisition of battery cell manufacturing assets from SolarEdge, located in South Korea.
(6) Reflects the costs associated with the restructuring plan to relocate our Fab1 manufacturing operations in Fremont, California to Fab2 in Malaysia.
(7) Please note that prior period Non-GAAP figures have been revised to exclude legal costs related to the shareholder lawsuit.

3

4 Revenue for the second quarter of 2025 was $7.5 million, above our guidance range of $4.5 million to $6.5 million and nearly double the second quarter of 2024, driven by broad customer demand. GAAP gross profit was $1.9 million (26% GM) GAAP and non-GAAP gross profit was $2.3 million (31% GM), marking our third consecutive quarter of positive gross margin. The improvement was driven primarily by a favorable mix of higher-margin, Korean-built defense products. The Q2’25 results compare favorably to Q2’24 GAAP gross loss of $0.7 million and a non-GAAP gross loss of $0.6 million. Adjusted EBITDA Loss narrowed to $20.1 million, ahead of our guidance range of $23 million to $29 million, and improved from $25.9 million in the same period a year ago. GAAP Q2’25 net loss per share attributable to Enovix was $0.22 and non-GAAP net loss per share was $0.13, better than our guidance range of $0.15 to $0.21 per share, and better than the Q2’24 results of $0.63 on a GAAP basis, and $0.13 on a non-GAAP basis. As required by ASC 260, Earnings Per Share, the share and per share amounts in the condensed consolidated financial statements for the periods presented above have been retroactively adjusted to reflect the July warrant dividend. Cash, cash equivalents, and short-term investments at the end of Q2’25 were $203.4 million, after completing the Korean asset acquisition and capital expenditure payments related to Fab2. Share Repurchase Program. In July, our Board authorized a share repurchase program of up to $60 million, providing us with the ability to opportunistically repurchase stock in the open market. The program is intended to defend shareholder value during a period of elevated market volatility. As of July 30, no repurchases had been made under the program. A full reconciliation of our GAAP to non-GAAP results is available later in this report. Q3’25 Financial Outlook • Revenue of $7.5 million to $8.5 million, up from Q2’25: $7.5 million and Q3’24: $4.3 million • Non-GAAP operating loss of $31 million to $35 million (Q2’25: $26.5 million, Q3’24: $26.9 million) • Non-GAAP net loss per share in the range of $0.14 to $0.18 (Q2’25: $0.13, Q3’24: $0.16)

5 In the second quarter of 2025, Enovix delivered on key milestones in product development, manufacturing readiness, and commercialization. We finalized the AI-1 battery platform, shipped production samples for product qualification, exceeded revenue expectations, and achieved our third straight quarter of positive gross margin. With AI-1 launched, mass production advancing, and new customers entering qualification, we are moving into the commercialization phase. Thank you for your continued support. ____________________________ _____________________________ Raj Talluri Ryan Benton

6 Conference Call Information Enovix will hold a video conference call at 2:00 PM PT / 5:00 PM ET today, July 31, 2025, to discuss the company’s business updates and financial results. To join the call, participants must use the following link to register: https://enovix-q2-2025.open-exchange.net/. This link will also be available via the Investor Relations section of the Enovix website at https://ir.enovix.com. An archived version of the call will be available on the Enovix website for one year at https://ir.enovix.com. About Enovix Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to the vehicle you drive, needs a better battery. Enovix partners with OEMs worldwide to usher in a new era of user experiences. Our innovative, materials-agnostic approach to building a higher performing battery without compromising safety keeps us flexible and on the cutting-edge of battery technology innovation. Enovix is headquartered in Silicon Valley with facilities in India, Korea and Malaysia. For more information visit https://enovix.com and follow us on LinkedIn. Non-GAAP Financial Measures This shareholder letter includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP operating expenses, non- GAAP operating income (loss), EBITDA, adjusted EBITDA, non-GAAP net income (loss) attributable to Enovix shareholders, non-GAAP earnings (loss) per share, free cash flow, and other non-GAAP measures. We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including but not limited to, that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the tables at the end of this shareholder letter. While Enovix provides third quarter 2025 guidance for non-GAAP operating loss, adjusted EBITDA loss and non-GAAP net loss per share attributable to Enovix, we are unable to provide without unreasonable effort a GAAP to non-GAAP reconciliation of these projected non-GAAP measures, and we have not provided a quantitative reconciliation in reliance on the unreasonable efforts exception under Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation to the corresponding GAAP financial measure cannot be provided without unreasonable effort because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjustments that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to change in fair value of common stock, stock-based compensation and related tax effects, acquisition-related costs, and restructuring costs. As a result, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

7 Forward-Looking Statements This letter to shareholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events or our future financial or operating performance and are identified by words such as anticipate, believe, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions. Forward-looking statements in this letter to shareholders include, but are not limited to, statements regarding: (a) our future operating results, financial position, growth opportunities and guidance; (b) our commercialization plans, strategy and product development roadmap, including the readiness, performance, timing, and customer qualification of our recently launched AI-1 platform, AI-1 smartphone battery, and AI-1 AR battery; (c) our manufacturing strategy, including scale-up and operational readiness, including at Fab2 in Malaysia, our facility expansion in South Korea and anticipated benefits of the SolarEdge purchase, including our Korea team’s ability to help expand into new markets, including the U.S. defense contractor market; (d) our internal benchmarking of energy density and competitive positioning, including our belief that the AI-1 launch represents a shift from innovation to commercialization and our ability to maintain and expand a performance lead over other silicon-doped or conventional battery architectures; (e) customer interest, qualification activities, and expected adoption of our products across smartphone, smart eyewear, AI-powered devices, XR, handheld computing, industrial, defense, drone, IoT, and EV segments; (f) our ability to enter into or expand commercial agreements, including strategic partnerships, design wins, production contracts, and potential expansion of agreements with automotive OEMs; (g) the strategic value and potential for expansion of our acquired South Korea facility, and its role in supporting defense programs and Fab2 capacity; (h) the impact of seasonal purchasing patterns, including defense procurement cycles; (i) the impacts of tariffs, trade policies, and regional market developments on our business strategy and demand outlook; (j) anticipated trends, risks, and opportunities across our addressable markets and the broader economic environment, including interest rates, inflation, currency fluctuations, and global supply chain evolution; (k) that the warrant dividend provides the opportunity to raise up to $250 million in gross proceeds and aligns our success with long- term shareholders, and that the warrant dividend initiative supports Fab2 scale-up and helps advance our strategic priorities; (l) the impact of AI feature adoption on demand for energy-dense batteries; (m) the timing and expected success of achieving technical milestones, including projected improvements in weekly yields toward our target of 90%, production ramp-up readiness, and securing purchase orders; (n) our rising commercial confidence and plans to procure long-lead time equipment for a second high- volume line at Fab2; and (o) our exposure to and management of global trade risks. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. For additional information on these risks and uncertainties and other potential factors that could cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or will file, with the SEC. These documents are available in the SEC Filings section of the Investor Relations page at https://ir.enovix.com and at www.sec.gov. The financial results presented herein are preliminary and based on information known by management as of the date of this press release; final financial results will be included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 29, 2025. Any forward-looking statements in this letter to shareholders speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

8 For media and investor inquiries, please contact: Investor Contact: Robert Lahey ir@enovix.com Chief Financial Officer: Ryan Benton ryan.benton@enovix.com

9 Enovix Corporation Condensed Consolidated Balance Sheets (Unaudited) (In Thousands, Except Share and per Share Amounts) June 29, 2025 December 29, 2024 Assets Current assets: Cash and cash equivalents $ 135,978 $ 272,869 Short-term investments 67,434 — Accounts receivable, net 4,244 4,566 Notes receivable, net 1,110 4 Inventory 13,385 7,664 Prepaid expenses and other current assets 6,189 9,903 Total current assets 228,340 295,006 Property and equipment, net 177,880 167,947 Customer relationship intangibles and other intangibles, net 34,015 36,394 Operating lease, right-of-use assets 12,353 13,479 Goodwill 12,217 12,217 Other assets, non-current 4,307 2,126 Total assets $ 469,112 $ 527,169 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 13,906 $ 9,492 Accrued expenses 6,216 19,843 Accrued compensation 8,301 8,228 Short-term debt 10,407 9,452 Deferred revenue 8,074 3,650 Other liabilities 5,371 3,036 Total current liabilities 52,275 53,701 Long-term debt, net 169,441 169,820 Warrant liability 18,469 28,380 Operating lease liabilities, non-current 12,182 13,293 Deferred revenue, non-current 300 3,774 Deferred tax liability 9,778 8,784 Other liabilities, non-current 15 14 Total liabilities 262,460 277,766 Commitments and Contingencies Stockholders’ equity: Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of $192,957,823 and $190,559,335 as of June 29, 2025 and December 29, 2024, respectively 19 19 Additional paid-in-capital 1,093,245 1,067,951 Accumulated other comprehensive loss (391) (143) Accumulated deficit (889,124) (821,086) Total Enovix stockholders’ equity 203,749 246,741 Non-controlling interest 2,903 2,662 Total equity 206,652 249,403 Total liabilities and equity $ 469,112 $ 527,169

10 Enovix Corporation Condensed Consolidated Statements of Operations (Unaudited) (In Thousands, Except Share and per Share Amounts) Fiscal Quarters Ended Fiscal Years-to-Date Ended June 29, 2025 June 30, 2024 June 29, 2025 June 30, 2024 Revenue $ 7,468 $ 3,768 $ 12,566 $ 9,040 Cost of revenue 5,526 4,423 10,363 11,495 Gross profit (loss) 1,942 (655) 2,203 (2,455) Operating expenses: Research and development 28,148 29,065 54,077 77,853 Selling, general and administrative 17,527 20,884 34,419 40,432 Restructuring cost — 38,146 — 38,146 Total operating expenses 45,675 88,095 88,496 156,431 Loss from operations (43,733) (88,750) (86,293) (158,886) Other income (expense): Change in fair value of common stock warrants (5,885) (33,660) 9,911 (12,540) Gain on bargain purchase of assets 4,761 — 4,761 — Interest income 2,427 3,326 4,861 6,886 Interest expense (1,705) (1,691) (3,421) (3,350) Other income (loss), net (992) 242 1,361 708 Total other income (loss), net (1,394) (31,783) 17,473 (8,296) Loss before income tax benefit (45,127) (120,533) (68,820) (167,182) Income tax benefit (861) (4,586) (1,023) (4,738) Net loss (44,266) (115,947) (67,797) (162,444) Net gain (loss) attributable to non-controlling interests 262 (75) 241 (204) Net loss attributable to Enovix $ (44,528) $ (115,872) $ (68,038) $ (162,240) Net loss per share attributable to Enovix shareholders, basic and diluted(1) $ (0.22) $ (0.63) $ (0.33) $ (0.90) Weighted average number of common shares outstanding, basic and diluted(1) 204,819,119 183,256,633 204,086,108 180,995,568 (1) As required by ASC 260, Earnings Per Share, the share and per share amounts in the condensed consolidated financial statements for the periods presented above have been retroactively adjusted to reflect the warrant dividends issued in July 2025.

11 Enovix Corporation Condensed Consolidated Statements of Cash Flows (Unaudited) (In Thousands) Fiscal Years-to-Date Ended June 29, 2025 June 30, 2024 Cash flows used in operating activities: Net loss $ (67,797) $ (162,444) Adjustments to reconcile net loss to net cash used in operating activities Depreciation, accretion and amortization 17,277 30,917 Stock-based compensation 26,136 31,797 Changes in fair value of common stock warrants (9,911) 12,540 Gain on bargain purchase of assets (4,761) — Impairment and loss on disposals of long-lived assets — 35,107 Others 1,405 172 Changes in operating assets and liabilities: Accounts and notes receivables (552) 669 Inventory (5,410) (771) Prepaid expenses and other assets 1,765 (1,562) Accounts payable 2,241 (8,250) Accrued expenses and compensation (5,001) 3,465 Deferred revenue 1,044 299 Deferred tax liability (683) (5,366) Other liabilities 1,481 1,434 Net cash used in operating activities (42,766) (61,993) Cash flows from investing activities: Purchase of property and equipment (14,243) (40,297) Payment for business acquisition (10,000) — Purchases of investments (85,473) (31,812) Maturities of investments 18,627 91,621 Net cash provided by (used in) investing activities (91,089) 19,512 Cash flows from financing activities: Proceeds from issuance of loan borrowing — 4,572 Payments of transaction costs related to common stock issuance (512) — Repayment of debt (813) (73) Payments of debt issuance costs — — Payroll tax payments for shares withheld upon vesting of RSUs (2,853) (3,315) Proceeds from the exercise of stock options and issuance of common stock under ATM, net of issuance costs 782 42,753 Proceeds from issuance of common stock under employee stock purchase plan 711 1,145 Repurchase of unvested restricted common stock — (1) Net cash provided by (used in) financing activities (2,685) 45,081 Effect of exchange rate changes on cash, cash equivalents and restricted cash (102) (748) Change in cash, cash equivalents, and restricted cash (136,642) 1,852 Cash and cash equivalents and restricted cash, beginning of period 274,691 235,123 Cash and cash equivalents, and restricted cash, end of period $ 138,049 $ 236,975

12 Net Loss Attributable to Enovix to Adjusted EBITDA Reconciliation While we prepare our consolidated financial statements in accordance with GAAP, we also utilize and present certain financial measures that are not based on GAAP. We refer to these financial measures as “non-GAAP” financial measures. In addition to our financial results determined in accordance with GAAP, we believe that EBITDA and Adjusted EBITDA are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures. We use non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance and comparing its performance with competitors and other comparable companies. You should review the reconciliations below, but not rely on any single financial measure to evaluate our business. “EBITDA” is defined as earnings (net loss) attributable to Enovix adjusted for interest expense, income tax benefit, depreciation and amortization expense. “Adjusted EBITDA” includes additional adjustments to EBITDA such as stock-based compensation expense, change in fair value of common stock warrants, inventory step-up, impairment of equipment, certain legal costs related to our defense of an ongoing securities class action complaint that is outside the ordinary course of business and that we do not consider representative of our performance, and other special items as determined by management which it does not believe to be indicative of underlying business trends. These non-GAAP measures may differ from similarly titled measures used by other companies.

Below is a reconciliation of net loss attributable to Enovix on a GAAP basis to the non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (unaudited) (in thousands):

	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net loss attributable to Enovix	$ (44,528)	$ (115,872)	$ (68,038)	$ (162,240)
Interest income, net	(722)	(1,635)	(1,440)	(3,536)
Income tax benefit	(861)	(4,586)	(1,023)	(4,738)
Depreciation and amortization	8,829	5,943	17,277	30,917
EBITDA	(37,282)	(116,150)	(53,224)	(139,597)
Stock-based compensation expense[(1)]	14,122	17,932	26,136	30,692
Change in fair value of common stock warrants	5,885	33,660	(9,911)	12,540
Inventory step-up	—	—	—	1,907
Restructuring cost[(1)]	—	38,146	—	38,146
Legal cost related to shareholder lawsuit[(2)]	1,247	523	2,651	665
Acquisition cost	664	—	664	—
Gain on bargain purchase of assets	(4,761)	—	(4,761)	—
Import duty forgiveness	—	—	(2,431)	—
Adjusted EBITDA	$ (20,125)	$ (25,889)	$ (40,876)	$ (55,647)

[(1)] $1.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter and the fiscal year ended June 30, 2024.

[(2)] These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

13

Reconciliation of Operating Loss to Non-GAAP Operating Loss and Adjusted EBITDA

Additionally, below is a reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA for the periods presented (unaudited) (in thousands).

These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
GAAP Operating Loss	$ (43,733)	$ (88,750)	$ (86,293)	$ (158,886)
Stock-based compensation expense[(1)]	14,122	17,932	26,136	30,692
Amortization of intangible assets	1,188	1,189	2,378	2,361
Legal cost related to shareholder lawsuit[(2)]	1,247	523	2,651	665
Acquisition cost	664	—	664	—
Inventory step-up	—	—	—	1,907
Restructuring cost[(1)]	—	38,146	—	38,146
Non-GAAP Operating Loss	(26,512)	(30,960)	(54,464)	(85,115)
Depreciation and amortization (excluding amortization of intangible assets)	7,641	4,754	14,899	28,556
Other income (loss), net (excluding import duty forgiveness)	(992)	242	(1,070)	708
Net loss attributable to non-controlling interest	(262)	75	(241)	204
Adjusted EBITDA	$ (20,125)	$ (25,889)	$ (40,876)	$ (55,647)

(1) $1.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter and the fiscal year ended June 30, 2024.

(2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

14 of 18

15 of 18 Free Cash Flow Reconciliation We define Free Cash Flow as net cash used in operating activities less capital expenditures, net of proceeds from disposals of property and equipment, each as reported in our consolidated statements of cash flows. Free Cash Flow is a non-GAAP financial measure and should not be considered an alternative to cash flows from operating activities as determined in accordance with GAAP. We believe Free Cash Flow is a useful measure for investors because it provides insight into the cash generated or used by our operations after funding capital expenditures, and it helps assess our ability to pursue strategic growth initiatives. We use Free Cash Flow internally to evaluate performance, support decision-making, and measure our progress toward profitability and cash flow breakeven. This non-GAAP measure may differ from similarly titled measures used by other companies. Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measure for the periods presented (unaudited) (in thousands): Fiscal Years-to-Date Ended June 29, 2025 June 30, 2024 Net cash used in operating activities $ (42,766) $ (61,993) Capital expenditures (14,243) (40,297) Acquisition of assets (10,000) — Free Cash Flow $ (67,009) $ (102,290)

Other Non-GAAP Financial Measures Reconciliation

(In Thousands, Except Share and per Share Amounts)

These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Revenue	$ 7,468	$ 3,768	$ 12,566	$ 9,040
GAAP cost of revenue	$ 5,526	$ 4,423	$ 10,363	$ 11,495
Stock-based compensation expense	(356)	(95)	(477)	(95)
Inventory step-up	—	—	—	(1,907)
Non-GAAP cost of revenue	$ 5,170	$ 4,328	$ 9,886	$ 9,493
GAAP gross profit	$ 1,942	$ (655)	$ 2,203	$ (2,455)
Stock-based compensation expense	356	95	477	95
Inventory step-up	—	—	—	1,907
Non-GAAP gross profit	$ 2,298	$ (560)	$ 2,680	$ (453)
GAAP research and development (R&D) expense	$ 28,148	$ 29,065	$ 54,077	$ 77,853
Stock-based compensation expense	(6,941)	(7,303)	(13,296)	(13,857)
Amortization of intangible assets	(415)	(415)	(831)	(831)
Non-GAAP R&D expense	$ 20,792	$ 21,347	$ 39,950	$ 63,165
GAAP selling, general and administrative (SG&A) expense	$ 17,527	$ 20,884	$ 34,419	$ 40,432
Stock-based compensation expense	(6,825)	(10,534)	(12,363)	(16,740)
Amortization of intangible assets	(773)	(774)	(1,547)	(1,530)
Legal cost related to shareholder lawsuit[1]	(1,247)	(523)	(2,651)	(665)
Acquisition cost	(664)	—	(664)	—
Non-GAAP SG&A expense	$ 8,018	$ 9,053	$ 17,194	$ 21,497
GAAP operating expenses	$ 45,675	$ 88,095	$ 88,496	$ 156,431
Stock-based compensation expense included in R&D expense	(6,941)	(7,303)	(13,296)	(13,857)
Stock-based compensation expense included in SG&A expense	(6,825)	(10,534)	(12,363)	(16,740)
Amortization of intangible assets	(1,188)	(1,189)	(2,378)	(2,361)
Restructuring cost[2]	—	(38,146)	—	(38,146)
Legal cost related to shareholder lawsuit[1]	(1,247)	(523)	(2,651)	(665)
Acquisition cost	(664)	—	(664)	—
Non-GAAP operating expenses	$ 28,810	$ 30,400	$ 57,144	$ 84,662

[1] These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

[2] $1.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter and the fiscal year ended June 30, 2024.

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	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
GAAP loss from operations	$ (43,733)	$ (88,750)	$ (86,293)	$ (158,886)
Stock-based compensation expense(1)	14,122	17,932	26,136	30,692
Amortization of intangible assets	1,188	1,189	2,378	2,361
Inventory step-up	—	—	—	1,907
Restructuring cost(1)	—	38,146	—	38,146
Legal cost related to shareholder lawsuit(2)	1,247	523	2,651	665
Acquisition cost	664	—	664	—
Non-GAAP loss from operations	$ (26,512)	$ (30,960)	$ (54,464)	$ (85,115)
GAAP net loss attributable to Enovix	$ (44,528)	$ (115,872)	$ (68,038)	$ (162,240)
Stock-based compensation expense(1)	14,122	17,932	26,136	30,692
Change in fair value of common stock warrants	5,885	33,660	(9,911)	12,540
Amortization of intangible assets	1,188	1,189	2,378	2,361
Inventory step-up	—	—	—	1,907
Restructuring cost(1)	—	38,146	—	38,146
Legal cost related to shareholder lawsuit(2)	1,247	523	2,651	665
Acquisition cost	664	—	664	—
Gain on bargain purchase of assets	(4,761)	—	(4,761)	—
Import duty forgiveness	—	—	(2,431)	—
Non-GAAP net loss attributable to Enovix shareholders	$ (26,183)	$ (24,422)	$ (53,312)	$ (75,929)
GAAP net loss per share attributable to Enovix, basic and diluted(3)	$ (0.22)	$ (0.63)	$ (0.33)	$ (0.90)
GAAP weighted average number of common shares outstanding, basic and diluted(3)	204,819,119	183,256,633	204,086,108	180,995,568
Non-GAAP net loss per share attributable to Enovix, basic and diluted(3)	$ (0.13)	$ (0.13)	$ (0.26)	$ (0.42)
GAAP weighted average number of common shares outstanding, basic and diluted(3)	204,819,119	183,256,633	204,086,108	180,995,568

(1) $1.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter and the fiscal year ended June 30, 2024.

(2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

(3) As required by ASC 260, the share and per share amounts for the periods presented in the above tables have been retroactively adjusted to reflect the warrant dividends issued in July 2025.

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18 of 18 Fiscal Quarter Ended September 29, 2024 GAAP net loss attributable to Enovix $ (22,536) Stock-based compensation expense(1) 16,722 Change in fair value of common stock warrants (29,899) Amortization of intangible assets 1,191 Impairment of equipment — Restructuring cost(1) 3,661 Legal cost related to shareholder lawsuit(2) 801 Non-GAAP net loss attributable to Enovix shareholders $ (30,060) GAAP net loss per share attributable to Enovix, basic(3) $ (0.12) GAAP weighted average number of common shares outstanding, basic(3) 187,807,676 GAAP net loss per share attributable to Enovix, diluted(3) $ (0.28) GAAP weighted average number of common shares outstanding, diluted(3) 187,999,480 Non-GAAP net loss per share attributable to Enovix, basic(3) $ (0.16) GAAP weighted average number of common shares outstanding, basic(3) 187,807,676 Non-GAAP net loss per share attributable to Enovix, diluted(3) $ (0.16) GAAP weighted average number of common shares outstanding, diluted(3) 187,999,480 (1) $0.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter ended September 29, 2024, respectively. (2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint. (3) As required by ASC 260, the share and per share amounts for the period presented in the above table have been retroactively adjusted to reflect the warrant dividends issued in July 2025.